Exhibit 4.1

PartnerRe

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

016570| 003590|127C|RESTRICTED||4|057-423

7.25% Series E Cumulative Redeemable Preferred Shares

PAR VALUE $1.00

PartnerRe

7.25% Series E Cumulative Redeemable Preferred Shares

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Shares
000000****
000000**
****000000****
*****000000***
******000000**

PARTNERRE LTD.

INCORPORATED IN THE ISLANDS OF BERMUDA UNDER THE COMPANIES ACT, 1981

THIS IS TO CERTIFY THAT **MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE**

CUSIP G68603 50 8

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of *****ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO*****

FULLY PAID AND NON-ASSESSABLE 7.25% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES OF PAR VALUE US$1.00 EACH OF

PartnerRe Ltd. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and Bye-Laws and Certificate of Designation of the Company and all amendments thereof to all of which the holder by acceptance hereof assents and shall be transferable in accordance therewith. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

President & CEO

Secretary

PartnerRe Ltd.
SEAL
1993
Bermuda

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

1234567

Notwithstanding any other provision of the terms of the 7.25% Series E Cumulative Redeemable Preferred Shares (the “Series E Preferred Shares”), except as provided in Section 9 of the Certificate of Designation, Preferences and Rights of 7.25% Series E Cumulative Redeemable Preferred Shares of PartnerRe Ltd. (the “Certificate of Designation”) no Person shall be permitted to Own or Control (as such terms are defined in the Amended and Restated Bye-Laws of the Company in effect as of May 22, 2009 (the “Bye-Laws”)) shares in PartnerRe Ltd. (the “Company”) (including the Series E Preferred Shares) (the “Shares”) to the extent that such holder or any other Person (as such term is defined in the Certificate of Designation) would be in violation of Bye-Law 6.1; nor may any Shares be issued or any transfer of Shares be made if the effect of such issuance or transfer would be to cause a violation of Bye-Law 6.1. To the extent that, for any reason whatsoever and by any method howsoever, a Person, whether an existing shareholder or not of the Company, would otherwise be considered a Ten Percent Shareholder (as such term is defined in the Bye-Laws), then Bye-Laws 6.2 to 6.6 (and any other applicable Bye-Laws) shall apply. No transfer (including a repurchase by the Company) may be made if the effect of such transfer would result in the transferee or any other shareholder of the Company controlling in excess of nine and nine-tenths per cent (9.9%) of all of the issued and outstanding Shares. However, the limitations stated above shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor)

TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act (State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF TRF MIN ACT - Custodian (until age) (Cust) under Uniform Transfers to Minors Act

(Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate.

Dated: 20

Signature:

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.